Exhibit 99.1

Werner Enterprises Reports First Quarter 2026 Results

First Quarter 2026 Highlights (all metrics compared to first quarter 2025)

•Total revenues of $808.6 million, increased $96.5 million, or 14%
•Operating income was $4.0 million compared to a $5.8 million operating loss in the prior year; non-GAAP adjusted operating income of $11.9 million compared to non-GAAP adjusted operating loss of $1.8 million in the prior year
•Operating margin of 0.5%, increased 130 basis points from (0.8)%; non-GAAP adjusted operating margin of 1.5%, increased 180 basis points from (0.3)%
•Diluted loss per share was $0.07 compared to diluted loss per share of $0.16 in the prior year; non-GAAP adjusted diluted earnings per share was $0.02 compared to non-GAAP adjusted diluted loss per share of $0.12 in the prior year

OMAHA, Neb., April 28, 2026 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the first quarter ended March 31, 2026.

"The first quarter reflects early results from our strategic positioning and positive momentum in our core business," said Derek Leathers, Chairman and CEO. "Dedicated revenue and fleet size grew, bolstered by our FirstFleet acquisition, improving rates, and a strong 95% customer retention rate. Restructuring in our One-Way Truckload business is yielding a near double-digit increase in revenue per truck. Logistics revenues remained flat year-over-year, with growth in Intermodal and Final Mile. And, overall operating margins are improving. Through continued cost discipline, and a relentless focus on safety, service and innovation, Werner remains well-positioned to drive better financial results as market conditions tighten throughout the year."

Total revenues for the quarter were $808.6 million, an increase of $96.5 million compared to the prior year, due to a $92.4 million, or 18% increase in Truckload Transportation Services (“TTS”) revenues and a slight increase in Werner Logistics revenues of $0.3 million.

Operating income increased $9.8 million, or 169%, from an operating loss of $5.8 million, while operating margin of 0.5% increased 130 basis points from (0.8)%. On a non-GAAP basis, adjusted operating income of $11.9 million increased $13.7 million from a $1.8 million adjusted operating loss. Adjusted operating margin of 1.5% increased 180 basis points from (0.3)%.

TTS had operating income of $13.9 million compared to a $0.9 million operating loss in the prior year, and TTS had non-GAAP adjusted operating income of $14.8 million, an increase of $12.9 million. Werner Logistics had operating loss of $2.0 million compared to $0.5 million operating loss in the prior year, and Werner Logistics had a non-GAAP adjusted operating loss of $0.9 million, compared to Non-GAAP adjusted operating income of $0.7 million in the prior year. Corporate and Other (including driving schools) had an operating loss of $7.9 million compared to a $4.4 million operating loss in the prior year driven by acquisition expenses, partially offset by year-over-year favorability in our driver schools.

Werner Enterprises, Inc. - Release of April 28, 2026

Net interest expense of $10.1 million increased $2.1 million primarily due to an increase in average debt outstanding, partially offset by a decrease in average interest rates. The effective income tax rate during the quarter was 24.9%, compared to 23.7% in first quarter 2025.

Net gains on our strategic investments were $0.1 million for the current and prior year quarter. Consistent with prior reporting, increases or decreases to the values of these strategic investments are adjusted out for determining non-GAAP adjusted net income (loss) and non-GAAP adjusted earnings (loss) per share.

Net loss attributable to Werner was $4.3 million compared to a $10.1 million net loss attributable to Werner in the prior year. On a non-GAAP basis, adjusted net income attributable to Werner was $1.3 million compared to a $7.2 million adjusted net loss attributable to Werner in the prior year. Diluted loss per share was $0.07 compared to diluted loss per share of $0.16 in the prior year. On a non-GAAP basis, adjusted diluted earnings per share was $0.02 compared to an adjusted diluted loss per share of $0.12 in the prior year.

Key Consolidated Financial Metrics

	Three Months Ended March 31,
(In thousands, except per share amounts)	2026	2025	Y/Y Change
Total revenues	$808,610	$712,114	14%
Truckload Transportation Services revenues	$594,312	$501,875	18%
Werner Logistics revenues	$195,836	$195,558	0%
Operating income (loss)	$3,995	$(5,832)	169%
Operating margin	0.5%	(0.8)%	130 bps
Net loss attributable to Werner	$(4,262)	$(10,098)	58%
Diluted loss per share	$(0.07)	$(0.16)	56%
Adjusted operating income (loss)(1)	$11,943	$(1,803)	762%
Adjusted operating margin (1)	1.5%	(0.3)%	180 bps
Adjusted net income (loss) attributable to Werner (1)	$1,312	$(7,210)	118%
Adjusted diluted earnings (loss) per share (1)	$0.02	$(0.12)	117%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Truckload Transportation Services (TTS) Segment

•Revenues of $594.3 million increased $92.4 million; trucking revenues, net of fuel surcharge, increased $75.2 million, or 17% year over year
•Operating income was $13.9 million compared to a $0.9 million operating loss in the prior year; non-GAAP adjusted operating income of $14.8 million increased $12.9 million due to lower insurance and claims expense (excluding FirstFleet), the addition of FirstFleet, profitability improvement in One-Way Truckload and higher gains from sale of used equipment
•Operating margin of 2.3%, increased 250 basis points from (0.2%); non-GAAP adjusted operating margin, net of fuel surcharge, of 2.9% increased 250 basis points from 0.4%
•Average segment trucks in service totaled 8,454, an increase of 1,039 trucks year over year, or 14.0%, while segment trucks at quarter end increased by 1,600 trucks, or 21.5%. The increase is driven by the FirstFleet acquisition, partially offset by a smaller One-Way Truckload fleet
•Dedicated unit trucks at quarter end totaled 7,080, or 78% of the total TTS segment fleet, compared to 4,835 trucks, or 65%, a year ago
•One-Way Truckload revenues per truck per week increased 9.6% from restructuring efforts over the last two quarters, higher spot and contractual rate increases
•One-Way revenues per total mile, net of fuel surcharge, increased 3.6% year over year

Werner Enterprises, Inc. - Release of April 28, 2026

We acquired FirstFleet on January 27, 2026. FirstFleet financial results are reported in our Dedicated operating segment within Truckload Transportation Services. As a result of this acquisition, Dedicated experienced a net increase in average trucks in service, up 1,549 trucks, or 32.4% year over year, and up 1,378 trucks sequentially. Dedicated quarter-end fleet size was up 46.4% year over year. Dedicated average revenues per truck per week, net of fuel surcharge, increased 0.8%.

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended March 31,
(In thousands)	2026	2025	Y/Y Change
Trucking revenues, net of fuel surcharge	$508,281	$433,073	17%
Trucking fuel surcharge revenues	78,468	57,640	36%
Non-trucking and other revenues	7,563	11,162	(32)%
Total revenues	$594,312	$501,875	18%
Operating income (loss)	$13,938	$(916)	1622%
Operating margin	2.3%	(0.2%)	250 bps
Operating ratio	97.7%	100.2%	(250) bps
Adjusted operating income (1)	$14,825	$1,964	655%
Adjusted operating margin (1)	2.5%	0.4%	210 bps
Adjusted operating margin, net of fuel surcharge (1)	2.9%	0.4%	250 bps
Adjusted operating ratio (1)	97.5%	99.6%	(210) bps
Adjusted operating ratio, net of fuel surcharge (1)	97.1%	99.6%	(250) bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $195.8 million increased $0.3 million, essentially flat year over year
•Operating loss was $2.0 million compared to a $0.5 million operating loss in the prior year; non-GAAP adjusted operating loss of $0.9 million, compared to non-GAAP adjusted operating income of $0.7 million in the prior year
•Operating margin of (1.0)% decreased 80 basis points from (0.2)%; non-GAAP adjusted operating margin of (0.4)% decreased 70 basis points from 0.3%

Truckload Logistics revenues (72% of Werner Logistics revenues) decreased $6.5 million, or 4%, driven by an decrease in shipments of 9%, partially offset by a 5% increase in revenue per shipment.

Intermodal revenues (17% of Werner Logistics revenues) increased $5.1 million, or 18%, due to 22% more shipments, partially offset by a 3% decline in revenue per shipment.

Final Mile revenues (11% of Werner Logistics revenues) increased $1.7 million, or 8%, and decreased 7% sequentially.

Werner Enterprises, Inc. - Release of April 28, 2026

Key Werner Logistics Segment Financial Metrics

	Three Months Ended March 31,
(In thousands)	2026	2025	Y/Y Change
Total revenues	$195,836	$195,558	0%
Operating expenses:
Purchased transportation expense	168,530	167,158	1%
Other operating expenses	29,311	28,875	2%
Total operating expenses	197,841	196,033	1%
Operating loss	$(2,005)	$(475)	(322)%
Operating margin	(1.0)%	(0.2)%	(80) bps
Adjusted operating income (loss) (1)	$(857)	$674	(227)%
Adjusted operating margin (1)	(0.4)%	0.3%	(70) bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in first quarter 2026 was $89.2 million compared to $29.4 million in first quarter 2025, an increase of 204%.

Net capital expenditures in first quarter 2026 were $2.0 million compared net capital proceeds of $7.6 million in first quarter 2025. We continue to prioritize business reinvestment in safe and modern equipment, including trucks and trailers, as well as in technology, our terminal network and our talent. The average ages of our truck and trailer fleets were 2.9 years and 6.3 years, respectively, as of March 31, 2026. Maintaining a low-age, modern fleet improves our driver experience and results in more effective equipment maintenance, safety and fuel efficiency.

Gains on sales of property and equipment in first quarter 2026 were $3.8 million, or $0.04 per share, compared to $2.8 million, or $0.03 per share, in first quarter 2025. Year over year, we sold more tractors and fewer trailers, and realized lower average sale prices for our used equipment. Gains on sales of property and equipment are reflected as a reduction of other operating expenses in our income statement.

We did not repurchase shares of our common stock in first quarter 2026. As of March 31, 2026, we had 5.0 million shares remaining under our share repurchase authorization.

As of March 31, 2026, we had $61.5 million of cash and cash equivalents and $1.4 billion of stockholders’ equity. Total debt outstanding, including finance lease liabilities of $53.6 million, was $931.8 million at March 31, 2026. After considering letters of credit issued, we had available liquidity consisting of cash and cash equivalents and available borrowing capacity as of March 31, 2026 of $512.7 million.

On January 27, 2026 we closed on the acquisition of FirstFleet, a top 11 pure play dedicated trucking company in North America. We hosted a call and presentation on January 28th. Refer to the press release and presentation relating to this announcement. The total purchase price was $282.8 million, consisting of $245.0 million for the operating company and $37.8 million for acquired real estate. The transaction was funded with a combination of cash on hand and incremental debt, which included additional borrowing from our revolving credit facility and the assumption of First Fleet capital leases at closing.

Werner Enterprises, Inc. - Release of April 28, 2026

2026 Guidance Metrics and Assumptions

The following table summarizes our updated 2026 guidance assumptions:

	Prior 2026 Guidance (as of 2/5/26)	Actual (as of 3/31/26)	Current 2026 Guidance (as of 4/28/26)
TTS average truck count growth	23% to 28% (2026 vs. 2025)	14.0% (1Q26 vs. 1Q25)	23% to 28% (2026 vs. 2025)
Net capital expenditures	$185M to $225M (2026)	$2M (1Q26)	$185M to $225M (2026)
TTS Guidance
Dedicated RPTPW (1) growth	(1)% to 2% (2026 vs. 2025)	0.8% (1Q26 vs. 1Q25)	Flat to 3% (2026 vs. 2025)
One-Way Truckload RPTM (1) growth	Flat to 3% (1H26 vs.1H25)	3.6% (1Q26 vs. 1Q25)	1% to 4% (2Q26 vs. 2Q25)
Assumptions
Effective income tax rate	25.5% to 26.5% (2026)	24.9% (1Q26)	25.5% to 26.5% (2026)
(1) Net of fuel surcharge revenues

Werner Enterprises, Inc. - Release of April 28, 2026

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss first quarter 2026 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 504-9718 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on April 28, 2026 at approximately 6:00 p.m. CT through May 28, 2026 by dialing (855) 669-9658 (domestic) or (412) 317-0088 (international) and using the access code 4867410. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2025 revenues of nearly $3.0 billion, a modern truck and trailer fleet, more than 14,500 talented associates and our innovative Werner EDGE® technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner® provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. Werner embraces inclusion as a core value and manages key risks and opportunities through a balanced sustainability strategy.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s latest available Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Christopher D. Wikoff
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3700

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of April 28, 2026

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2026		2025
	$	%	$	%
Operating revenues	$808,610	100.0	$712,114	100.0
Operating expenses:
Salaries, wages and benefits	279,661	34.6	243,225	34.2
Fuel	82,445	10.2	63,092	8.9
Supplies and maintenance	67,805	8.4	60,040	8.4
Taxes and licenses	22,828	2.8	22,344	3.1
Insurance and claims	41,928	5.2	43,777	6.2
Depreciation and amortization	76,197	9.4	70,049	9.8
Rent and purchased transportation	221,104	27.3	206,142	28.9
Communications and utilities	4,591	0.6	4,357	0.6
Other	8,056	1.0	4,920	0.7
Total operating expenses	804,615	99.5	717,946	100.8
Operating income (loss)	3,995	0.5	(5,832)	(0.8)
Other expense (income):
Interest expense	11,650	1.4	9,537	1.3
Interest income	(1,503)	(0.2)	(1,492)	(0.2)
Loss (gain) on investments in equity securities	(26)	—	2	—
Earnings from equity method investment	(86)	—	(123)	—
Other	(98)	—	(368)	—
Total other expense, net	9,937	1.2	7,556	1.1
Loss before income taxes	(5,942)	(0.7)	(13,388)	(1.9)
Income tax benefit	(1,481)	(0.1)	(3,167)	(0.5)
Net loss	(4,461)	(0.6)	(10,221)	(1.4)
Net loss attributable to noncontrolling interest	199	0.1	123	—
Net loss attributable to Werner	(4,262)	(0.5)	(10,098)	(1.4)
Diluted shares outstanding	59,910		61,890
Diluted loss per share	$(0.07)		$(0.16)

Werner Enterprises, Inc. - Release of April 28, 2026

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	March 31, 2026	December 31, 2025
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$61,544	$59,922
Accounts receivable, trade, less allowance of $8,370 and $7,646, respectively	485,479	394,933
Other receivables	15,434	20,398
Inventories and supplies	14,404	12,104
Prepaid expenses	57,213	57,184
Assets held for sale	23,226	32,643
Other current assets	45,616	35,665
Total current assets	702,916	612,849
Property and equipment	3,040,309	2,901,984
Less – accumulated depreciation	1,140,064	1,111,480
Property and equipment, net	1,900,245	1,790,504
Finance lease right-of-use assets, net	53,913	—
Goodwill	144,444	129,104
Intangible assets, net	65,168	44,603
Operating lease right-of-use assets, net	108,212	39,703
Other non-current assets	287,166	271,911
Total assets	$3,262,064	$2,888,674

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$137,517	$95,084
Current portion of long-term debt	8,600	—
Insurance and claims accruals	114,769	99,827
Accrued payroll	63,709	51,442
Accrued expenses	18,156	16,199
Current maturities of finance lease liabilities	26,706	—
Current maturities of operating lease liabilities	48,832	15,451
Other current liabilities	69,521	36,781
Total current liabilities	487,810	314,784
Long-term debt, net of current portion	869,600	752,000
Finance lease liabilities, less current maturities	26,878	—
Operating lease liabilities, less current maturities	60,704	26,470
Other long-term liabilities	23,839	26,080
Insurance and claims accruals, net of current portion	136,816	112,126
Deferred income taxes	275,802	266,209
Total liabilities	1,881,449	1,497,669
Temporary equity - redeemable noncontrolling interest	27,914	28,113
Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized; 80,533,536 shares issued; 59,950,115 and 59,869,405 shares outstanding, respectively	805	805
Paid-in capital	144,753	144,641
Retained earnings	1,891,918	1,904,572
Accumulated other comprehensive loss	(14,343)	(16,075)
Treasury stock, at cost; 20,583,421 and 20,664,131 shares, respectively	(670,432)	(671,051)
Total stockholders’ equity	1,352,701	1,362,892
Total liabilities, temporary equity and stockholders’ equity	$3,262,064	$2,888,674

Werner Enterprises, Inc. - Release of April 28, 2026

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Capital expenditures (proceeds), net	$1,984	$(7,566)
Cash flow from operations	$89,225	$29,370
Return on assets (annualized)	(0.5)%	(1.4%)
Return on equity (annualized)	(1.2)%	(2.8%)

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Revenues
Truckload Transportation Services	$594,312	$501,875
Werner Logistics	195,836	195,558
Other (1)	18,009	18,223
Corporate	560	521
Subtotal	808,717	716,177
Inter-segment eliminations (2)	(107)	(4,063)
Total	$808,610	$712,114
Operating Income (Loss)
Truckload Transportation Services	$13,938	$(916)
Werner Logistics	(2,005)	(475)
Other (1)	646	(409)
Corporate	(8,584)	(4,032)
Total	$3,995	$(5,832)

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of April 28, 2026

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended March 31,
	2026	2025	% Chg
Truckload Transportation Services segment
Average trucks in service	8,454	7,415	14.0%
Average revenues per truck per week (1)	$4,625	$4,493	2.9%
Total trucks (at quarter end)
Company	8,730	7,135	22.4%
Independent contractor	310	305	1.6%
Total trucks	9,040	7,440	21.5%
Total trailers (at quarter end)	35,715	24,930	43.3%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$136,401	$154,421	(11.7)%
Average trucks in service	2,122	2,632	(19.4)%
Total trucks (at quarter end)	1,960	2,605	(24.8)%
Average percentage of empty miles	15.59%	16.01%	(2.6)%
Average revenues per truck per week (1)	$4,944	$4,513	9.6%
Average % change YOY in revenues per total mile (1)	3.6%	0.3%
Average % change YOY in total miles per truck per week	5.7%	(3.5)%
Average completed trip length in miles (loaded)	608	576	5.6%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$371,880	$278,652	33.5%
Average trucks in service	6,332	4,783	32.4%
Total trucks (at quarter end)	7,080	4,835	46.4%
Average revenues per truck per week (1)	$4,518	$4,482	0.8%
Werner Logistics segment
Average trucks in service	26	20	30.0%
Total trucks (at quarter end)	26	22	18.2%
Total trailers (at quarter end)	2,650	3,200	(17.2)%
Total containers (at quarter end)	375	200	87.5%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income (loss); non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income (loss) attributable to Werner; non-GAAP adjusted diluted earnings (loss) per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated

Werner Enterprises, Inc. - Release of April 28, 2026

by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2026		2025
Non-GAAP Adjusted Operating Income (Loss) and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$3,995	0.5%	$(5,832)	(0.8)%
Non-GAAP adjustments:
Insurance and claims (2)	—	—%	1,511	0.2%
Amortization of intangible assets (3)	2,035	0.3%	2,518	0.3%
Acquisition expenses (4)	5,913	0.7%	—	—%
Non-GAAP adjusted operating income (loss) and non-GAAP adjusted operating margin	$11,943	1.5%	$(1,803)	(0.3)%

	Three Months Ended March 31,
	2026		2025
Non-GAAP Adjusted Net Income (Loss) Attributable to Werner and Non-GAAP Adjusted Diluted Earnings (Loss) Per Share (1)	$	Diluted EPS	$	Diluted EPS
Net loss attributable to Werner and diluted loss per share – (GAAP)	$(4,262)	$(0.07)	$(10,098)	$(0.16)
Non-GAAP adjustments:
Insurance and claims (2)	—	—	1,511	0.02
Amortization of intangible assets, net of amount attributable to noncontrolling interest (3)	2,035	0.03	2,346	0.04
Acquisition expenses (4)	5,913	0.10	—	—
Loss (gain) on investments in equity securities (5)	(26)	—	2	—
Earnings from equity method investment (6)	(86)	—	(123)	—
Income tax effect of above adjustments (7)	(2,262)	(0.04)	(848)	(0.02)
Non-GAAP adjusted net income (loss) attributable to Werner and non-GAAP adjusted diluted earnings (loss) per share	$1,312	$0.02	$(7,210)	$(0.12)

	Three Months Ended March 31,
	2026	2025
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge (1)	$	$
Operating revenues – (GAAP)	$808,610	$712,114
Non-GAAP adjustment:
Trucking fuel surcharge (8)	(78,468)	(57,640)
Non-GAAP Adjusted Operating revenues, net of fuel surcharge	$730,142	$654,474

Werner Enterprises, Inc. - Release of April 28, 2026

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended March 31,
	2026		2025
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$13,938	2.3%	$(916)	(0.2)%
Non-GAAP adjustments:
Insurance and claims (2)	—	—%	1,511	0.3%
Amortization of intangible assets (3)	887	0.2%	1,369	0.3%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$14,825	2.5%	$1,964	0.4%

	Three Months Ended March 31,
	2026		2025
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$580,374	97.7%	$502,791	100.2%
Non-GAAP adjustments:
Insurance and claims (2)	—	—%	(1,511)	(0.3)%
Amortization of intangible assets (3)	(887)	(0.2)%	(1,369)	(0.3)%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$579,487	97.5%	$499,911	99.6%

	Three Months Ended March 31,
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2026	2025
	$	$
Operating revenues – (GAAP)	$594,312	$501,875
Less: Trucking fuel surcharge (8)	(78,468)	(57,640)
Operating revenues, net of fuel surcharge – (Non-GAAP)	515,844	444,235
Operating expenses – (GAAP)	580,374	502,791
Non-GAAP adjustments:
Trucking fuel surcharge (8)	(78,468)	(57,640)
Insurance and claims (2)	—	(1,511)
Amortization of intangible assets (3)	(887)	(1,369)
Non-GAAP adjusted operating expenses, net of fuel surcharge	501,019	442,271
Non-GAAP adjusted operating income	$14,825	$1,964
Non-GAAP adjusted operating margin, net of fuel surcharge	2.9%	0.4%
Non-GAAP adjusted operating ratio, net of fuel surcharge	97.1%	99.6%
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended March 31,
	2026		2025
Non-GAAP Adjusted Operating Revenues, Less Purchased Transportation Expense (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating revenues – (GAAP)	$195,836	100.0%	$195,558	100.0%
Non-GAAP adjustment:
Purchased transportation expense (9)	(168,530)	(86.1)%	(167,158)	(85.5)%
Non-GAAP adjusted operating revenues, less purchased transportation expense	$27,306	13.9%	$28,400	14.5%

Werner Enterprises, Inc. - Release of April 28, 2026

	Three Months Ended March 31,
	2026		2025
Non-GAAP Adjusted Operating Income (Loss) and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating loss and operating margin – (GAAP)	$(2,005)	(1.0)%	$(475)	(0.2)%
Non-GAAP adjustments:
Amortization of intangible assets (3)	1,148	0.6%	1,149	0.5%
Non-GAAP adjusted operating income (loss) and non-GAAP adjusted operating margin	$(857)	(0.4)%	$674	0.3%

(1) Non-GAAP adjusted operating income (loss); non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income (loss) attributable to Werner; non-GAAP adjusted diluted earnings (loss) per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income (loss); GAAP operating margin; GAAP net loss attributable to Werner; GAAP diluted loss per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) Prior to second quarter 2025, we accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident was $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeded the jury verdict amount. We continued to accrue pre-tax insurance and claims expense for interest at $0.5 million per month (excluding months where the plaintiffs requested an extension of time to respond to our petition for review) until our appeal was finalized in our favor during second quarter 2025. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment.

(3) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe the expense is indicative of our core operating performance. This expense is included in our Truckload Transportation Services and Werner Logistics segments.

(4) We incurred business acquisition-related expenses including legal and professional fees. Acquisition-related expenses are excluded as management believes these expenses are not representative of the costs of managing our on-going business. These expenses are included within other operating expenses in our income statement and in Corporate operating income in our Segment Information table.

(5) Represents non-operating mark-to-market adjustments for gains/losses on our minority equity investments, which we account for under Accounting Standards Codification (“ASC”) 321, Investments – Equity Securities. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period. We record changes in the value of our investments in equity securities in other expense (income) in our income statement.

(6) Represents earnings/losses from our equity method investment, which we account for under ASC 323, Investments - Equity Method and Joint Ventures. Management believes excluding the effect of earnings/losses from our equity method investment provides a more useful comparison of our performance from period to period. We record earnings/losses from our equity method investment in other expense (income) in our income statement.

(7) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2025 has been updated to reflect the annual incremental income tax rate.

(8) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.

(9) Management believes excluding purchased transportation expense from Werner Logistics operating revenues provides a useful measurement of our ability to source and sell services provided by third parties.